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COMMON STOCK                                                COMMON STOCK
                  ON-POINT TECHNOLOGY SYSTEMS, INC.
  SHARES                                                        NUMBER
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INCORPORATED UNDER THE LAWS            SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF NEVADA
                                          CUSIP 682384 20 5

THIS CERTIFIES THAT



IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE OF

                 ON-POINT TECHNOLOGY SYSTEMS, INC.

(HEREINAFTER AND ON THE BACK HEREOF CALLED THE "CORPORATION") TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY, UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT
VALID UNLESS COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR.

     WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Dated:

   /s/ [ILLEGIBLE]                                       /s/ [ILLEGIBLE]
- -------------------------      [CORPORATE SEAL]      --------------------------
       Secretary                                        Chairman and Chief
                                                         Executive Officer


COUNTERSIGNED AND REGISTERED:
  AMERICAN STOCK TRANSFER & TRUST COMPANY
          TRANSFER AGENT AND REGISTRAR

BY:

                       AUTHORIZED SIGNATURE